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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form 10-K, of SLM Corporation of our report dated January 15, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 15, 2003 relating to the Registration Statement No. 333-33577, Registration Statement No. 333-33575, Registration Statement No. 333-44425, Registration Statement No. 333-38391, Registration Statement No. 333-53631, Registration Statement No. 333-83941, Registration Statement No. 333-46056, Registration Statement No. 333-63164, Registration Statement No. 333-90316, and Registration Statement No. 333-98399.

/s/ PricewaterhouseCoopers LLP

McLean, VA
March 27, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS